UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02 Unregistered Sales of Equity Securities.

On July 11, 2014 (the “Closing Date”), Lightwave Logic, Inc., a Nevada corporation (the “Company”) completed a Regulation D Rule 506 private placement offering solely to accredited investors of units, with each unit consisting of 67,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and a warrant (each, a “Warrant”) to purchase 33,500 shares of Common Stock at $1.00 per share and 33,500 shares of Common Stock at $1.25 per share (each, a “Unit”), for $50,000 per Unit, or approximately $0.75 per share of Common Stock.  The Company also simultaneously completed a Regulation S private placement offering of Units having the same terms as the Regulation D, and in total, the Company sold 60.8 Units for total proceeds to the Company in both offerings equal to $3,040,000.  Immediately prior to the commencement of the offerings, the Company had 53,080,469 shares issued and outstanding, and after the issuance of 4,073,600 shares in the aggregate pursuant to the offerings, or 7.67% of the total issued and outstanding immediately prior to the commencement of such offerings, the Company has 57,154,069 shares issued and outstanding as of the date of this Report. The Company sold 4,073,600 Warrants in the offerings, which, for the avoidance of any doubt, were a part of the Units sold.

In connection with the offerings, each investor executed a subscription agreement in the form of Exhibit 10.1 or 10.2 attached hereto, as applicable.  Each subscription agreement contains registration rights whereby the Company shall, within sixty (60) calendar days from the Closing Date, register the Common Stock and the shares of Common Stock underlying the Warrants by filing a registration statement with the Securities and Exchange Commission.  The Warrants shall expire on the fifth (5th) anniversary of the date of subscription, and the forms of Warrant are attached hereto as Exhibits 10.2 and 10.3.  The offerings were made directly by the Company and no underwriter or placement agent was engaged by the Company.  The Company expects to use 60% of the proceeds from the offerings for research and development and 40% for working capital purposes.

A copy of the press release announcing the completion of the offerings is attached to this Current Report on Form 8-K as Exhibit 99.1.

The foregoing descriptions of the offerings do not purport to be complete, and are qualified in their entirety by reference to the forms of subscription agreement attached hereto as Exhibits 10.1 and 10.2, and the forms of Warrant attached hereto as Exhibits 10.3 and 10.4, each of which are incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits

(a)

 Not applicable.

(b)

 Not applicable.

(c)

 Not applicable.

(d)

 Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Form of Subscription Agreement (Regulation D)	Provided herewith
10.2	Form of Subscription Agreement (Regulation S)	Provided herewith
10.3	Form of Warrant (Regulation D)	Provided herewith
10.4	Form of Warrant (Regulation S)	Provided herewith
99.1	Press Release, dated July 14, 2014	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2014

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President and Chief Operating Officer